UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

NEWS CORPORATION
(Name of Registrant as Specified In Its Charter)

STARBOARD VALUE LP

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

STARBOARD VALUE AND OPPORTUNITY S LLC

STARBOARD VALUE AND OPPORTUNITY C LP

STARBOARD P FUND LP

STARBOARD VALUE P GP LLC

STARBOARD VALUE R LP

STARBOARD VALUE AND OPPORTUNITY MASTER FUND L LP

STARBOARD VALUE L LP

STARBOARD VALUE R GP LLC

STARBOARD G FUND, L.P.

STARBOARD VALUE G GP, LLC

STARBOARD VALUE A LP

STARBOARD VALUE A GP LLC

STARBOARD X MASTER FUND LTD

STARBOARD VALUE GP LLC

STARBOARD PRINCIPAL CO LP

STARBOARD PRINCIPAL CO GP LLC

JEFFREY C. SMITH

PETER A. FELD

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Starboard Value LP, together with the other participants named herein (collectively, “Starboard”), intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the approval of a business proposal at the 2024 annual meeting of stockholders of News Corporation, a Delaware corporation (the "Company").

On September 9, 2024, Starboard issued the following press release announcing its delivery of a letter to the Company’s stockholders. The full text of the letter is included below and is also attached hereto as Exhibit 1.

Starboard Value Issues Letter to News Corp Shareholders Regarding a Proposal to Eliminate the Company’s Dual-Class Share Structure at the 2024 Annual Meeting

Believes News Corp Suffers from Worst-In-Class Corporate Governance That Has Exacerbated the Company’s Valuation Discount

Contends There Are No Reasonable Arguments to Extend Super-Voting Rights and De Facto Control to the Inheritors of a Founder

Plans to File a Proxy Statement with Additional Details and Looks Forward to Continued Engagement with Shareholders

NEW YORK--(BUSINESS WIRE)--Starboard Value LP (together with its affiliates, “Starboard” or “we”), a significant shareholder of News Corporation (Nasdaq: NWSA, NWS) (“News Corp” or the “Company”), today released the below letter sent to News Corp shareholders. A copy of the letter can be reviewed below or downloaded at: https://www.starboardvalue.com/presentations.

***

September 9, 2024

Dear Fellow Shareholders,

Starboard Value LP (together with its affiliates, “Starboard” or “we”) is a large shareholder of News Corporation (“News Corp” or the “Company”). We have great respect for News Corp and the evolution of the business since its formation in 2013. News Corp has transformed itself from a business comprised primarily of newspaper assets in decline to a growing, digital-first, highly-recurring, subscription-oriented business. As we outlined last year at the 13D Monitor Active-Passive Investor Summit, we believe News Corp has an opportunity for significant shareholder value creation. Since that time, we have enjoyed discussions with our fellow shareholders, who share our concerns that the Company is significantly undervalued and is burdened by its dual-class share structure that provides outsized influence to the Murdoch family.

To be clear, we believe dual-class share structures are NOT in the best interests of shareholders and are NOT reflective of best-in-class corporate governance practices. That being said, we can understand that there are limited and unique circumstances where some may consider the structure to be beneficial. Theoretically, some may believe dual-class share structures could provide potential benefits to recently listed companies that, perhaps, want their visionary founder to be insulated against short-term pressures for a limited period of time. However, News Corp could not be further from this archetype.

News Corp and its predecessor and related companies have had dual-class share structures in place for decades under the leadership of founder Rupert Murdoch. However, at last year’s annual meeting, Rupert Murdoch transitioned to Chairman Emeritus and his son, Lachlan Murdoch, became the sole Chair of News Corp. As noted above, while we can understand how some could see a benefit to a visionary founder retaining outsized control for a limited duration of time, that potential understanding vanishes as super-voting power and the associated protections transition to others.

This transition of power from Rupert Murdoch to his children has allowed for complicated family dynamics to potentially impact the stability and strategic direction of News Corp. For background, the Murdoch family’s ownership in News Corp is managed by the Murdoch Family Trust (the “Trust”), which is reportedly controlled by Rupert Murdoch and four of his children. Recent press reports have described a legal battle over ongoing control of the Trust, with Rupert and Lachlan Murdoch on one side, and three of Rupert Murdoch’s other children on the other side. We believe, and reports have highlighted, that one of the root causes for the conflict is disagreement over the future strategic direction of News Corp and Fox Corporation. This uncertainty represents a risk to shareholders that is only amplified by the Murdoch family’s super-voting shares and the poor governance and oversight that stems from the dual-class share structure.

While the legal proceedings are not public, press reports include excerpts of legal documents that point to Rupert Murdoch seeking to have his family influence the strategic direction of both companies in perpetuity, viewing them both as family businesses:

“According to the court’s decision, Mr. [Rupert] Murdoch was concerned that the “lack of consensus” among his children “would impact the strategic direction at both companies including a potential reorientation of editorial policy and content.” It states that his intention was to “consolidate decision-making power in Lachlan’s hands and give him permanent, exclusive control” over the company.”

– The New York Times, July 24, 2024

“The family battle has been years in the making. Murdoch has always sought to keep his media enterprise in the family’s hands, and he brought several of his children into the business over the years.”

– The Wall Street Journal, July 24, 2024

There are no reasonable arguments to extend super-voting rights and de facto control to the inheritors of a founder. The situation at News Corp is a textbook example of one of the worst forms of a dual-class share structure – one that extends beyond any reasonable timeline and one in which super-voting rights are moving from a visionary founder to the founder’s children. The four Murdoch siblings with voting rights within the Trust are reported to have widely differing worldviews, which, collectively, could be paralyzing to the strategic direction of the Company; more importantly, we are not sure why their perspectives should carry greater weight than the views of other shareholders. This is clearly not the appropriate governance structure for a public company, and we believe it has exacerbated News Corp’s valuation discount relative to its inherent value.

To address these concerns, we have submitted a non-binding business proposal to be voted upon at News Corp’s upcoming 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) that calls upon the Board of Directors (the “Board”) to take all necessary actions to collapse the Company’s dual-class share structure. We have submitted this proposal to give shareholders the opportunity to stand up for their rights and to communicate to the Board that the time for News Corp’s dual-class share structure has long passed.

While News Corp is often described as a controlled company and shareholders often feel bound to the desires of the Company’s founding family, the Murdoch family’s economic ownership stake in News Corp is approximately 14%1, and even when accounting for the unequal voting rights of the Company’s share classes, the Murdoch family controls 41%1 of the vote.

1 Source: Company filings. Note: The Murdoch family’s economic ownership and voting rights are based on the shares held by the Murdoch Family Trust and the K. Rupert Murdoch 2004 Revocable Trust as of the 2023 proxy statement.

Shareholders do have a choice and will have an opportunity to make their voices heard – there is a path to achieve majority support for this proposal. We believe majority support for this proposal will send a clear and direct message to the Board to eliminate the dual-class share structure. If the Board refuses to listen, we can then take further action.

Previous proposals to eliminate the dual-class structure were soundly supported by shareholders unaffiliated with the Murdoch family. In fact, nearly 90%2 of unaffiliated shareholders supported a previously submitted proposal, resulting in 49.5%2 of total votes being in favor of eliminating the dual-class share structure. Despite this clear message from unaffiliated shareholders, the Board failed to take action. The situation has become even more important in light of recent reporting on Murdoch family dynamics. We hope shareholders will once again clearly express their views, but we hope that this time, the Board will finally realize its obligation to represent the best interests of all shareholders.

Shareholders deserve better.

We will be filing a proxy statement in the coming weeks with more details on the proposal. We look forward to continuing to engage with our fellow shareholders.

Sincerely,

Jeffrey C. Smith

Managing Member

Starboard Value

***

About Starboard Value LP

Starboard Value LP is an investment adviser with a focused and differentiated fundamental approach to investing in publicly traded companies. Starboard invests in deeply undervalued companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Starboard Value LP, together with the other participants named herein (collectively, "Starboard"), intends to file a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission ("SEC") to be used to solicit votes for the approval of a business proposal at the 2024 annual meeting of stockholders of News Corporation, a Delaware corporation (the "Company").

STARBOARD STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

2 Source: Company filings.

The participants in the proxy solicitation are anticipated to be Starboard Value and Opportunity Master Fund Ltd (“Starboard V&O Fund”), Starboard Value and Opportunity S LLC (“Starboard S LLC”), Starboard Value and Opportunity C LP (“Starboard C LP”), Starboard P Fund LP (“Starboard P LP”), Starboard Value P GP LLC (“Starboard P GP”), Starboard Value R LP (“Starboard R LP”), Starboard Value and Opportunity Master Fund L LP (“Starboard L Master”), Starboard Value L LP (“Starboard L GP”), Starboard Value R GP LLC (“Starboard R GP”), Starboard G Fund, L.P. (“Starboard G LP”), Starboard Value G GP, LLC (“Starboard G GP”), Starboard Value A LP (“Starboard A LP”), Starboard Value A GP LLC (“Starboard A GP”), Starboard X Master Fund Ltd (“Starboard X Master”), Starboard Value LP, Starboard Value GP LLC (“Starboard Value GP”), Starboard Principal Co LP (“Principal Co”), Starboard Principal Co GP LLC (“Principal GP”), Jeffrey C. Smith and Peter A. Feld. As of the close of business on September 6, 2024, Starboard V&O Fund beneficially owned directly 3,982,090 shares of Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”) and 5,029,605 shares of Class B Common Stock, par value $0.01 per share (the “Class B Common Stock”). As of the close of business on September 6, 2024, Starboard S LLC directly owned 517,744 shares of Class A Common Stock and 610,586 shares of Class B Common Stock. As of the close of business on September 6, 2024, Starboard C LP directly owned 402,457 shares of Class A Common Stock and 472,065 shares of Class B Common Stock. As of the close of business on September 6, 2024, Starboard P LP directly owned 3,577,549 shares of Class A Common Stock, consisting of 3,577,549 shares of Class A Common Stock underlying certain forward purchase contracts exercisable within 60 days of the date hereof. Starboard P GP, as the general partner of Starboard P LP may be deemed the beneficial owner of an aggregate of 3,577,549 shares of Class A Common Stock owned by Starboard P LP. Starboard R LP, as the general partner of Starboard C LP and the managing member of Starboard P GP, may be deemed the beneficial owner of the 402,457 shares of Class A Common Stock owned by Starboard C LP and 3,577,549 shares of Class A Common Stock beneficially owned by Starboard P LP, and 472,065 shares of Class B Common Stock owned by Starboard C LP. As of the close of business on September 6, 2024, Starboard L Master directly owned 224,349 shares of Class A Common Stock and 259,890 shares of Class B Common Stock. Starboard L GP, as the general partner of Starboard L Master, may be deemed the beneficial owner of the 224,349 shares of Class A Common Stock and 259,890 shares of Class B Common Stock owned by Starboard L Master. Starboard R GP, as the general partner of Starboard R LP and Starboard L GP, may be deemed the beneficial owner of the 402,457 shares of Class A Common Stock owned by Starboard C LP, 3,577,549 shares of Class A Common Stock beneficially owned by Starboard P LP, and 224,349 shares of Class A Common Stock owned by Starboard L Master, and 472,065 shares of Class B Common Stock owned by Starboard C LP and 259,890 shares of Class B Common Stock owned by Starboard L Master. As of the close of business on September 6, 2024, Starboard G LP directly owned 3,200,058 shares of Class A Common Stock beneficially owned directly, consisting of 3,200,058 shares of Class A Common Stock underlying certain forward purchase contracts exercisable within 60 days of the date hereof. Starboard G GP, as the general partner of Starboard G LP, may be deemed the beneficial owner of the 3,200,058 shares of Class A Common Stock owned by Starboard G LP. Starboard A LP, as the managing member of Starboard G GP, may be deemed the beneficial owner of the 3,200,058 shares of Class A Common Stock owned by Starboard G LP. Starboard A GP, as the general partner of Starboard A LP, may be deemed the beneficial owner of the 3,200,058 shares of Class A Common Stock owned by Starboard G LP. As of the close of business on September 6, 2024, Starboard X Master directly owned 1,305,223 shares of Class A Common Stock and 1,468,894 shares of Class B Common Stock. As of the close of business on September 6, 2024, 769,530 shares of Class A Common Stock and 890,960 shares of Class B Common Stock were held in an account managed by Starboard Value LP (the “Starboard Value LP Account”). Starboard Value LP, as the investment manager of each of Starboard V&O Fund, Starboard C LP, Starboard P LP, Starboard L Master, Starboard X Master, Starboard G LP and the Starboard Value LP Account and the manager of Starboard S LLC, may be deemed the beneficial owner of an aggregate of 13,979,000 shares of Class A Common Stock and 8,732,000 shares of Class B Common Stock directly owned by Starboard V&O Fund, Starboard S LLC, Starboard C LP, Starboard P LP, Starboard L Master, Starboard X Master, Starboard G LP and held in the Starboard Value LP Account. Each of Starboard Value GP, as the general partner of Starboard Value LP, Principal Co, as a member of Starboard Value GP, Principal GP, as the general partner of Principal Co, and Messrs. Smith and Feld, as members of Principal GP and as members of each of the Management Committee of Starboard Value GP and the Management Committee of Principal GP, may be deemed the beneficial owner of 13,979,000 shares of Class A Common Stock and 8,732,000 shares of Class B Common Stock directly owned by Starboard V&O Fund, Starboard S LLC, Starboard C LP, Starboard P LP, Starboard L Master, Starboard X Master, Starboard G LP and held in the Starboard Value LP Account.

Contacts

Investor Contacts:

Peter Feld, (212) 201-4878
Gavin Molinelli, (212) 201-4828
www.starboardvalue.com

Media Contacts:

Longacre Square Partners
Greg Marose / Charlotte Kiaie, (646) 386-0091
starboard@longacresquare.com